EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We  consent  to  incorporation  by  reference  in  the  following   Registration
Statements  under the  Securities  Act of 1933 as filed by  AdZone  Interactive,
Inc.:

Form S-8, dated January 28, 2002        SEC File No. 333-81498
Form S-8, dated February 21, 2002       SEC File No. 333-83130
Form S-8, dated December 9, 2002        SEC File No. 333-98289

of our independent accountant's review report, dated February 10, 2003, relating to the balance sheets of AdZone Research, Inc. (a Delaware corporation and a development stage company) (SEC File No. 0-28717, CIK # 1102013) as of December 31, 2002 and 2001 and the related statements of operations and comprehensive loss for the nine and three months ended December 31, 2002 and 2001 and for the period from February 28, 2000 (date of inception) through December 31, 2002, respectively; the related statement of changes in shareholders' equity for the period from February 28, 2000 (date of inception) through December 31, 2002; and the related statements of cash flows for the nine months ended December 31, 2002 and 2001 and for the period from February 28, 2000 (date of inception) through December 31, 2002, respectively, which report has been submitted to management as it relates to the December 31, 2002 Quarterly Report on Form 10-QSB of AdZone Research, Inc.

                                       /s/ S. W. Hatfield, CPA
                                       -----------------------------
                                       S. W. HATFIELD, CPA
Dallas, Texas
February 10, 2003